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                                                                       Exhibit 3

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                           EINSTEIN/NOAH BAGEL CORP.

     Einstein/Noah Bagel Corp., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The corporation's present name is that shown above. The corporation was originally incorporated under the name Progressive Bagel Concepts, Inc. and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of Delaware on February 2, 1995.

     2. This Restated Certificate of Incorporation has been duly adopted pursuant to Section 245 of the General Corporation Law of the State of Delaware and restates and integrates, but does not further amend, the provisions of the corporation's Restated Certificate of Incorporation, as amended (the "Amended Restated Certificate"), and there is no discrepancy between the provisions of this Restated Certificate of Incorporation and the Amended Restated Certificate.

     3. The text of the Amended Restated Certificate is hereby restated to read in its entirety as follows:

     FIRST: The name of the corporation is Einstein/Noah Bagel Corp. (the "Company").

     SECOND: The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.

     FOURTH: The total number of shares of stock which the Company shall have authority to issue is 220,000,000, 200,000,000 shares of which shall be Common Stock, $.01 par value per share (the "Common Stock") and 20,000,000 shares of which shall be Preferred Stock, $.01 par value per share ("Preferred Stock").

     FIFTH: The Company may issue Preferred Stock from time to time in one or more series as the Board of Directors may establish by the adoption of a resolution or resolutions relating thereto, each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors pursuant to authority to do so, which authority is hereby granted to the Board of Directors.

     SIXTH:  The duration of the Company shall be perpetual.

     SEVENTH: (a) Except as may be provided pursuant to resolutions of the Board of Directors adopted pursuant to the provisions of this Certificate of Incorporation establishing any series of Preferred Stock granting to holders of shares of such series of Preferred Stock the right to elect additional directors under specified circumstances, the number of directors of the
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Company shall be determined from time to time, and directors of the Company shall be elected, in the manner described in the Bylaws.

     (b) Except as otherwise provided in a resolution of the Board of Directors adopted pursuant to the provisions of this Certificate of Incorporation establishing a series of Preferred Stock and creating in the holders of shares of such series the right to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders, and until such director's successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     EIGHTH: No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Company may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

     NINTH: Unless and except to the extent that the Bylaws of the Company shall so require, the election of directors of the Company need not be by written ballot.

     TENTH: The Board of Directors may from time to time make, amend, supplement, or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors; and provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement adopted by the stockholders.

     ELEVENTH: The Company reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     TWELFTH: (a) A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this paragraph (a) shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director and occurring prior to such amendment or repeal.

     (b)(1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company, or is or was a director or officer of the Company and is or was serving at the request of the Company as a director, officer

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or employee of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as such a director, officer, or employee or in any other capacity while serving as such a director, officer or employee, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be such a director, officer, or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in this paragraph (b), the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in this paragraph (b) shall be a contract right and shall include the right to be paid by the Company the expenses incurred by defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director of officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Company may, by action of its Board of Directors, provide indemnification to any person who is or was an employee or agent of the Company and to any person who is or was serving at the request of the Company as a director, officer, or employee of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, with the same scope and effect as the foregoing indemnification set forth in the first sentence of this paragraph (b)(1).

     (2) If a claim under subparagraph (b)(1) is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which made it permissible under the Delaware General Corporation Law for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company.
Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the

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applicable standard of conduct set forth in the Delaware General Corporation
Law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     (4) The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Company or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability, or loss, whether or not the Company would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law.

     (5) Any repeal or modification of this paragraph (b) by the stockholders of the Company shall not adversely affect any right or protection of a person with respect to any act or omission occurring prior to the time of such repeal or modification.

     THIRTEENTH: The Company expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the Company has caused this Restated Certificate of Incorporation to be executed by its duly authorized officers this 21st day of October, 1996.


                                          /s/ JOEL M. ALAM
                                          _____________________________________
                                          Joel M. Alam, Vice President

Attest:


/s/ AMY S. POWERS
__________________________________
Amy S. Powers, Assistant Secretary

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                          CERTIFICATE OF ELIMINATION
                                       OF
                           EINSTEIN/NOAH BAGEL CORP.

     Einstein/Noah Bagel Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), does hereby certify:

     FIRST: That at a meeting of the Board of Directors of the Company duly held on October 2, 1996, resolutions were duly adopted in accordance with
Section 151 of the General Corporation Law of the State of Delaware ("DGCL") setting forth the proposed elimination of the Company's preferred stock, $.01 par value ("Preferred Stock"), designated as Series A Preferred Stock, as set forth herein:

          WHEREAS, none of the 6,250 authorized shares of the Company's preferred stock, $.01 par value (the "Preferred Stock"), which is designated as Series A Preferred Stock in the Company's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation"), is outstanding and no shares of Series A Preferred Stock will be issued subject to the designation provisions with respect thereto set forth in the Restated Certificate of Incorporation; and

          WHEREAS, the Board of Directors of the Company deems it advisable and in the best interests of the Company and its stockholders that the designation provisions relating to the Series A Preferred Stock set forth in the Restated Certificate of Incorporation be eliminated by filing a certificate with the Secretary of State of the State of Delaware in accordance with Sections 103 and 151(g) of the Delaware General Corporation Law, substantially in the form previously submitted to the directors (the "Certificate");

          NOW, THEREFORE, be it

          RESOLVED, that the Chairman of the Board, the President and Chief Executive Officer or any Vice President of the Company (collectively, the "appropriate officers") and the Secretary or any Assistant Secretary of the Company are hereby authorized and directed, acting for and on behalf of the Company, to file the Certificate with the Secretary of State of the State of Delaware, to cause a copy thereof, certified by said Secretary of State, to be recorded in the New Castle County Recorder's Office, and to file with the proper state official of any state in which the Company is authorized to do business as a foreign corporation, such evidence of the Certificate or any instrument as may be required by the laws of such state.

          FURTHER RESOLVED, that the appropriate officers of the Company and the Secretary or Assistant Secretary of the Company be, and each of them hereby is, authorized and empowered, on behalf and in the name of the Company, to execute and deliver any and all additional
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     documents and take any and all additional action, not inconsistent with any provision of the foregoing resolution, which any such officer may deem to be in the best interests of the Company in connection with any transaction, document or matter provided for by the foregoing resolution and any matter incidental thereto, and the taking of such action or the execution of such document by any such officer shall be conclusive evidence that such officer deems such action or the execution and delivery of such document to be proper or in the bests interests of the Company.

     SECOND: None of the authorized shares of Series A Preferrred Stock are outstanding and none will be issued.

     THIRD: In accordance with the provisions of Section 151 of the DGCL, the Restated Certificate of Incorporation of the Company is hereby amended to eliminate all references to the Series A Preferred Stock.

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Elimination to be executed and attested as of October 21, 1996.


                                    EINSTEIN/NOAH BAGEL CORP.


                                    By:/s/ JOEL M. ALAM
                                       _________________________________
                                                Joel M. Alam
                                               Vice President

ATTEST:


/s/ AMY S. POWERS
___________________________
       Amy S. Powers
    Assistant Secretary